SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 SECOND MENDMENT

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2000

                          FULLNET COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

                          Oklahoma 000-27031 73-1473361
                         -------- ---------- ----------
     (State or other jurisdiction (Commission File Number) (I.R.S. Employer incorporation) Identification No.)



                            200 N. Harvey, Suite 1704
                          Oklahoma City, Oklahoma 73102
               (Address of principal executive offices) (Zip Code)

                                 (405) 232-0958
                  (Registrant's telephone, including area code)

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of business acquired

     All financial information required by this Item 7(a) is attached hereto beginning on page F-1.

(b)      Pro Forma Consolidated Condensed Financial Statements

         As described more fully in FullNet Communications, Inc.'s ("FullNet") Current Report on form 8-K dated February 18, 2000, FullNet entered into an Asset Purchase Agreement (the "Purchase") with David Looper, d/b/a FullNet of Bartlesville ("FOB") dated as of February 4, 2000.

         The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the Agreement on the historical financial position and operating results of FullNet and FOB.

         The following pro forma consolidated condensed balance sheet of FullNet at December 31, 1999 gives effect to the Purchase as if it occurred as of that date. The pro forma consolidated condensed statement of operations of FullNet for the year ended December 31, 1999 give effect to the Purchase as if it occurred as of January 1, 1999.

         The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of FullNet and FOB. For FullNet, those financial statements are included in its Annual Report on Form 10-KSB for the year ended December 31, 1999. For FOB, those financial statements are filed as part of this Report.

         The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of FullNet that would have occurred had the Agreement been consummated as of the date indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of FullNet.

         Under the purchase method of accounting, the cost of approximately $195,000 to acquire FOB, including transaction costs, has been allocated to its underlying net assets in proportion to their respective fair values. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as cost in excess of net assets of businesses acquired. Cost in excess of net assets of businesses acquired consists of intangible subscriber lists with an expected amortization period of three years. Management will periodically review the carrying value of the cost in excess of net assets of businesses acquired to determine whether any impairment may exist. FullNet will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of cost in excess of net assets of businesses acquired can be recovered. If it is determined that the carrying value of cost in excess of net assets of businesses acquired will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such cost in excess of net assets of businesses acquired would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to cost in excess of net assets of businesses acquired.




                      TABLE OF CONTENTS

                                                                                                Page

   Fullnet of Bartlesville (a sole proprietorship)

   Financial Statements for Fiscal Year Ended December 31, 1999 (audited)

           Independent Auditor's Report......................................................... F-1

           Balance Sheet - December 31, 1999.................................................... F-2

           Statement  of Income and Changes in Owners'  Equity - For the Year Ended  December
           31, 1999 ............................................................................ F-3

           Statement of Cash Flows - For the Year Ended December 31, 1999 ...................... F-4

           Notes to Financial Statements........................................................ F-5


   FullNet Communications, Inc.

           Pro Forma Consolidated Condensed Balance Sheet - December 31, 1999 .................. F-7

           Notes to the Pro Forma Consolidated Condensed Balance Sheet.......................... F-8

           Pro Forma  Consolidated  Condensed  Statement  of  Operations - For the Year Ended
           December 31, 1999.................................................................... F-9

           Notes to the Pro Forma Consolidated Condensed Statement of Operations................ F-10




                          INDEPENDENT AUDITOR'S REPORT

To the Owners of Fullnet of Bartlesville

         We have audited the accompanying balance sheet of Fullnet of Bartlesville, a sole proprietorship, as of December 31, 1999 and the related statements of income and changes in owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fullnet of Bartlesville as of December 31, 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Hunter, Atkins & Russell, PLC
----------------------------------
April 1, 2000

                             Fullnet of Bartlesville
                                  Balance Sheet

                                December 31, 1999

     Assets

Equipment                                                                48,909
Accumulated Depreciation                                                (17,652)
                                                                       --------
     Total Assets                                                      $ 31,257


     Liabilities and Owners' Deficit

Bank Overdraft                                                            5,039
Accounts Payable                                                          4,712
Notes Payable                                                            24,218
Deferred Revenues                                                        12,814
                                                                       --------
     Total Liabilities                                                   46,783

Owners' (Deficit)                                                       (15,526)
                                                                       --------
     Total Liabilities and Owners' Deficit                             $ 31,257


            See accountant's report and notes to financial statements

                             Fullnet of Bartlesville
               Statement of Income and Changes in Owners' Deficit
                      For the Year Ended December 31, 1999

Revenues

Subscription Revenues                                                    88,074
Other Revenues                                                           17,030
                                                                      ---------
     Total Revenues                                                     105,104

     Expenses

Service and Operating Expenses                                           60,734
General and Administrative Expenses                                      20,533
Interest Expense                                                          3,152
Depreciation Expense                                                      7,411
                                                                      ---------
     Total Expenses                                                      91,830
                                                                      ---------

     Net Income                                                          13,274
     Owners' Withdrawals                                                 (8,155)
Beginning Owners' Deficit                                               (20,645)
                                                                      ---------
Ending Owners' Deficit                                                $ (15,526)


                See accountant's report and notes to financial statements

                             Fullnet of Bartlesville

                             Statement of Cash Flows

                      For the Year Ended December 31, 1999

Cash Flows From Operating Activities:

Net Income                                                               13,274
                                                                       --------

Adjustments to reconcile net income to
net cash provided by operating activities:

Depreciation expense                                                      7,411
Increase ( decrease) in accounts payable                                 (1,593)
Increase ( decrease) in deferred revenue                                  3,036
                                                                       --------
Total adjustments                                                         8,854

Net cash flows provided by operating activities                          22,128

Cash flows from investing activities:

Cash payments for purchase of equipment                                 (12,154)
                                                                       --------
Net cash flows used in investing activities                             (12,154)

Cash flows from financing activities:

Principal payments on notes payable                                      (6,762)
Owners' withdrawals                                                      (8,155)
                                                                       --------
Net cash flows used in financing activities                             (14,917)

Net increase (decrease) in cash and cash equivalents                     (4,943)

Cash and cash equivalents, beginning                                        (96)

Cash and Cash Equivalents, Ending                                      $ (5,039)


Supplemental Disclosures of Cash Flow Information

Cash Paid During the Period for Interest Expense                       $  3,152


            See accountant's report and notes to financial statements

                             FULLNET OF BARTLESVILLE

                          NOTES TO FINANCIAL STATEMENTS

                             As of December 31, 1999

Note 1. Summary of significant accounting policies

Nature of Operations

         Fullnet  of  Bartlesville  (the  Company)  is  a  sole   proprietorship
operating in Oklahoma. The Company offers Internet access in the Bartlesville, Oklahoma area.

Method of Accounting

         The Company prepares its financial statements on the accrual method of accounting, recognizing income when earned and expenses when incurred.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash

         Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents. As of December 31, 1999 the Company was overdrawn in its checking accounts. This overdraft is presented as a current liability.

Equipment

         Equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations.

         Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets. As of December 31, 1999 the Company incurred $7,411 of depreciation expense for the year.

Income Taxes

         The Company is a proprietorship. All income taxes are computed and paid as part of the owners' federal income tax return. No income tax accounting is recorded.

Deferred Revenues

         The Company collects monies in advance of providing the Internet service. The monies collected but not earned are recorded as deferred revenues and presented as a current liability. All contracts are one year or less.

Note 2. Notes Payable

         As of December 31, 1999 the Company had two notes payable with a local commercial bank. The first note had a balance of $16,839 and the second had a balance of $7,379 as of December 31, 1999. The notes carry interest rates of 11% and 11.5%. Both notes require monthly installment payments totaling $500.00 per month and are secured by equipment of the Company. Both notes mature in May of 2000 and are expected to be renewed.

Note 3. Long Term Leases

         The Company has long term leases with Southwestern Bell Telephone to provide the telephone line service at a set fee. These leases are for 36 months and the cost of the leases are expensed as incurred.

Note 4. Subsequent Event

         On February 4, 2000, the owners of the Company (Owners) entered into an asset purchase agreement with FullNet Communications, Inc. in which FullNet Communications Inc., purchased substantially all of the Company's assets, including approximately 400 individual and business Internet access accounts. The Owners received approximately $178,000, including, 42,744 shares of FullNet Communications, Inc. common stock valued at approximately $128,000 and a note receivable for $50,000. The note bears an interest rate of 8% per annum with the principal and interest thereon payable on the earlier to occur of (a) FullNet
Communications, Inc.'s closing of any private equity placement exceeding $351,000, (b) the closing of any underwritten offering of FullNet Communications Inc.'s common stock, or (c) February 4, 2001.

                                  * * * * * * *



                          FULLNET COMMUNICATIONS, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                    Year Ended December 31, 1999 (Unaudited)

                                                                                            Pro Forma          FullNet

                       ASSETS                            FullNet (a)        FOB (b)      Adjustments (c)      Pro Forma

CURRENT ASSETS
Cash                                                             12,671        (5,039)               5,039         12,671
Accounts receivable                                              70,306              -                   -         70,306
Prepaid and other current assets                                 15,491              -                   -         15,491
                                                     ---------------------------------------------------------------------
Total current assets                                             98,468        (5,039)               5,039         98,468
                                                     ---------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net                                     117,262         31,257                   -        148,519
COST IN EXCESS OF NET ASSETS OF
BUSINESSES ACQUIRED, net                                        295,084              -             164,269        459,353
OTHER ASSETS                                                     53,399              -                   -         53,399

                                                     ---------------------------------------------------------------------
Total assets                                                    564,213         26,218             169,308        759,739
                                                     ---------------------------------------------------------------------

  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable - trade                                        100,684          4,712             (4,712)        100,684
Accrued liabilities                                              42,424              -              17,126         59,550
Notes payable, current portion                                   58,949         24,218              25,950        109,117
Deferred revenue                                                 74,720         12,814            (12,814)         74,720
                                                     ---------------------------------------------------------------------
Total current liabilities                                       276,777         41,744              25,550        344,071
                                                     ---------------------------------------------------------------------

NOTES PAYABLE, less current portion                             586,922              -                   -        586,922

               STOCKHOLDERS' DEFICIT
Common stock                                                         21              -                   -             21
Common stock issuable                                           318,709              -                   -        318,709
Additional paid-in capital                                      429,295              -             128,232        557,527
Accumulated deficit                                         (1,047,511)       (15,526)              15,526     (1,047,511)
                                                     ---------------------------------------------------------------------
Total stockholders' deficit                                   (299,486)       (15,526)             143,758       (171,254)
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
Total liabilities and stockholders' deficit                    564,213         26,218              169,308        759,739
                                                     ====================================================================





The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

                          FULLNET COMMUNICATIONS, INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                   (Unaudited)

(a) Reflects the historical financial position of FullNet at December 31, 1999.

(b)      Reflects the historical financial position of FOB at December 31, 1999.

(c) Pro forma adjustments to record the purchase as of December 31, 1999 to reflect:

(1) An increase in equity of $128,232 relating to the issuance of 42,744 shares of FullNet common stock (valued for purposes of the acquisition at $3.00 per share).

(2) An increase in notes payable of $50,168 relating to the issuance of a note as partial consideration for the acquisition and elimination of $24,218 of Owners' notes payable.

(3) An increase in accrued expenses of $17,126 relating to the incurrence of transaction costs by FullNet including legal, accounting and investment banking fees.

(4) A decrease in stockholders' deficit of $15,526 relating to the elimination of FOB's historical shareholders' deficit.

(5)      The elimination of FOB's $5,039 cash overdraft.

(6) An increase in cost in excess of net assets of businesses acquired for $164,269 for the excess of purchase price, including transaction costs, over the fair value of the net assets acquired.

(7) The elimination of $4,712 of FOB's accounts payable and $12,814 of deferred revenue



                          FULLNET COMMUNICATIONS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                    Year Ended December 31, 1999 (Unaudited)

                                                                                        Pro Forma          FullNet
                                                      FullNet (d)       FOB (e)      Adjustments (f)      Pro Forma

REVENUES

Access service revenues                                     530,003          88,074          (26,684)           591,393

Network solution and other revenues                         591,951          17,030                 -           608,981

                                                   --------------------------------------------------------------------
                                                          1,121,954         105,104          (26,684)         1,200,374
                                                   --------------------------------------------------------------------

OPERATING EXPENSES
Cost of access service revenues                             198,399          60,734          (26,684)           232,449
Cost of network solution and other revenues                 248,415               -                 -           248,415
Selling, general, and administrative expenses             1,004,266          20,533                 -         1,024,799
Depreciation and amortization                               144,670           7,411            54,756           206,837
                                                    --------------------------------------------------------------------
Total operating expenses                                  1,595,750          88,678            28,072         1,712,500
                                                    --------------------------------------------------------------------

Income (Loss) from operations                              (473,796)         16,426           (54,756)         (512,126)
OTHER INCOME (EXPENSE)
Interest expense                                            (77,871)         (3,152)             (861)          (81,884)
Other                                                       (39,928)               -                 -          (39,928)

                                                    --------------------------------------------------------------------
NET INCOME (LOSS)                                          (591,595)          13,274           (55,617)         (633,938)
                                                    --------------------------------------------------------------------

BASIC AND DILUTED LOSS PER COMMON SHARE                       (0.30)                                               (0.31)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                1,994,548                                            2,035,511


The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements

                          FULLNET COMMUNICATIONS, INC.
                  NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED

                       STATEMENT OF OPERATIONS (Unaudited)

(d) Reflects the historical operating results of FullNet for the year ended December 31, 1999.

(e) Reflects the historical operating results of FOB for the year ended December 31, 1999, including various reclassifications that have been made to conform to FullNet's combined financial statement presentation.

(f) Pro forma adjustments to record the purchase for the year ended December 31, 1999 reflect:

         (1) Increase of $54,756 in amortization of cost in excess of net assets of businesses acquired for the excess of the purchase price over the fair value of FOB's net assets acquired amortized on a straight-line basis over a three-year period.

         (2) Elimination of $26,684 of access service revenues charged to FOB from FullNet during 1999, and $26,684 of cost of access revenues on FOB's books for services provided by FullNet.

         (3) Elimination of FOB's interest expense of $3,152 and the incurrence of $4,013 of interest expense related to the $50,168 note payable issued in conjunction with the Purchase.

(c)      Exhibits

     2.1 Asset Purchase Agreement dated February 4, 2000, by and between David Looper, d/b/a FullNet of Bartlesville and FullNet Communications, Inc.

          *

          *  Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FULLNET COMMUNICATIONS, INC.
                                        (Registrant)



Date:   April 19, 2000           By: /s/ Timothy J. Kilkenny
                                     -----------------------
                                        Timothy J. Kilkenny,
                                        President and Chief Executive Officer